Exhibit 5.1

June 25, 2012

Tyler Technologies, Inc.

5949 Sherry Lane, Suite

1400 Dallas, Texas 75225

Ladies and Gentlemen:

We have acted as special counsel to Tyler Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an aggregate of 1,000,000 additional shares of the Company’s Common Stock, $0.01 par value (the “Shares”), to be issued pursuant to the Tyler Technologies, Inc. 2004 Employee Stock Purchase Plan (Amended and Restated Effective June 1, 2012), as amended by Amendment No. 1 adopted June 20, 2012 and effective June 1, 2012 (the “Plan”).

With respect to the foregoing, we have examined and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, orders, certificates, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares that from time to time may be issued and sold under the Plan, in accordance with appropriate proceedings of the Board of Directors of the Company or a committee thereof pursuant to the terms of the Plan, when so issued and sold at prices in excess of the par value of the Shares in accordance with the provisions of the Plan and related agreements entered into by the Company, will be validly issued by the Company, fully paid, and nonassessable.

The foregoing opinion is limited solely to the Delaware General Corporation Law, including (without limitation) the Delaware Constitution and the reported judicial decisions interpreting such law in effect on the date hereof. This opinion letter is as of the date hereof and limited to the matter set forth above; we render no opinion, whether by implication or otherwise, as to any other matters. This opinion letter is delivered to you in connection with and for the purpose of the Registration Statement and may not be used or relied upon for any other purpose.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Respectfully submitted,

MUNCK WILSON MANDALA, LLP

/s/ MUNCK WILSON MANDALA, LLP